August 12, 2010

25449.0101

VIA E-MAIL & U.S. MAIL

Transakt Ltd.
Suite 260, 1414 - 8th Street S.W.,
Calgary, Alberta
Canada T2R 1J6

Re:	Transakt Ltd.; S-4 Filing

We hereby consent to the reference to our firm under the headings “Material United States Federal Tax Consequences” and “Legal Matters” in the Registration Statement on the Form S-4 to be filed by TransAkt Ltd. (the “Company”) with the Securities and Exchange Commission in connection with the continuation of the Company from Alberta to Nevada pursuant to the Nevada Revised Statutes Chapter 78.

Best regards,

/ s/ Robert D. Pentimonti

Robert D. Pentimonti
Admitted in Washington,
California and Washington D.C.
(253) 552-4087
rpentimonti@williamskastner.com